                         Company Contact:    Elizabeth White
                                             Chief Financial Officer
                                             (781) 828-9300

[CASUAL MALE CORP. LOGO APPEARS HERE]


                         Investor Relations: James R. Palczynski
                                             Integrated Corporate Relations, Inc
                                             (203) 222-9145


-- ANNOUNCES NAME CHANGE FROM J. BAKER, INC. (JBAK) TO CASUAL MALE CORP.(CMAL)--
             -- REITERATES COMFORT WITH ESTIMATES FOR FISCAL 2001 --
          -- ANNOUNCES REORGANIZATION OF SENIOR MANAGEMENT STRUCTURE --


CANTON, MA - (February 26, 2001) - Today, J. Baker, Inc. (JBAK:NASDAQ) announced that, effective immediately, it would change its name to Casual Male Corp. (CMAL:NASDAQ). Casual Male Corp. currently owns and operates 668 specialty retail stores as well as direct mail and e-commerce businesses under the Casual Male Big & Tall, Repp Ltd. Big & Tall, B&T Factory Stores, and Work `n Gear brand names.

Casual Male Corp. also announced a reorganization of its senior management structure, as follows, effective immediately:

 .   Alan Weinstein has been named Chairman of the Board and Chief Executive
    Officer; Mr. Weinstein has previously held the titles of President and Chief Executive Officer.

 .   Sherman Baker, formerly Chairman of the board, was named Chairman, Emeritus and will continue to serve the Company's shareholders as a member of the Board of Directors.

 .   Stuart Glasser has been named President and Chief Operating Officer; Mr.
    Glasser had previously held the title of Executive Vice President and was primarily responsible for running the company's Casual Male chain of stores.

Mr. Weinstein said, "We now go forward as a new company with a clear strategic vision. Casual Male Corp. is the country's leading specialty retailer of big and tall men's apparel. Targeting this large, highly fragmented niche market should enable us to generate solid rates of growth in both sales and earnings."

Casual Male Corp. which will be presenting at the Bear Stearns Retail Conference today, also said that it expects to report fully diluted earnings per share in the range of $0.62 - $0.66 for the fiscal year ended February 2, 2001. Further, the company expressed comfort with an expected earnings range for fiscal year 2002 of $0.78 to $0.81.

Sherman Baker, Chairman, Emeritus said, "I am proud of the accomplishments that Alan and Stuart have made over the course of the last couple of years. They are highly capable and I am confident that, under their stewardship, this business will prosper. I look forward to continuing to serve the Company's shareholders as a member of the board of directors."

ABOUT CASUAL MALE CORP.

Casual Male Corp. operates specialty retail businesses in large, under-served niche markets. The company currently operates 598 retail stores, three catalog titles, and two commerce-enabled websites selling apparel and accessories for big and tall men under the Casual Male Big & Tall, Repp Ltd. Big & Tall, and B&T Factory trade names. The company also offers rugged workwear and healthcare apparel through its 70 Work `n Gear stores, direct marketing offerings and e- commerce initiatives.

FORWARD-LOOKING STATEMENT DISCLOSURE

This press release contains forward-looking information, including information concerning the Company's expectations of future earnings. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be significantly impacted by various factors including: unfavorable local, regional and national economic developments; severe weather conditions or unanticipated weather patterns; disruption to the Company's important foreign vendors caused by political and social strife, unstable economic environments or acts of God; aggressive advertising or promotional activities of competitors; dependence on fashion trends; the availability of credit; the availability of appropriate new store locations; disruption in important trade channels; and other factors described in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended January 29, 2000 under the heading "Outlook: Important Factors and Uncertainties". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date hereof.